UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2008

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 30, 2008, PS Business Parks, Inc., through a controlled entity, PS Business Parks, L.P., entered into the Fourth Modification Agreement (the “Amendment”) to the Amended and Restated Revolving Credit Agreement dated October 29, 2002 (the “Credit Agreement”). The Amendment (1) extends the maturity date of the Credit Agreement from August 1, 2008 to August 1, 2010 and (2) the applicable interest rate at the four highest rating levels is increased by .20 from previous levels and increased by .30 at the lowest rating level. In addition, the following principal changes were made to the Credit Agreement (capitalized terms are as defined in the Credit Agreement): (1) the Minimum Net Worth covenant is changed to $1.4 billion plus 85% of Equity Offering Net Proceeds, and (2) the interest coverage covenant in Section 6.4.5 of the Credit Agreement is deleted in its entirety.

A copy of the Amendment is attached as Exhibit 10.1 and is incorporated by reference into this report.

Item 2.02 Results of Operations and Financial Conditions and Exhibits

On August 4, 2008 the company reported its results of operations and financial condition for the quarter ended June 30, 2008. The full text of the press release issued is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 2.02 and Exhibit 99.1 are being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1 Fourth Modification Agreement dated as of July 30, 2008 to Amended and Restated Revolving Credit Agreement dated October 29, 2002.

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1 Press release dated August 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: August 4, 2008

By: /s/ Edward A. Stokx

Edward A. Stokx

Chief Financial Officer

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	August 4, 2008
Contact:	Edward A. Stokx

(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Second Quarter Ended June 30, 2008

GLENDALE, California — PS Business Parks, Inc. (AMEX:PSB) reported operating results for the second quarter ended June 30, 2008.

Net income allocable to common shareholders for the three months ended June 30, 2008 was $4.6 million or $0.22 per diluted share on revenues of $70.6 million compared to $3.8 million or $0.17 per diluted share on revenues of $67.5 million for the same period in 2007. Net income allocable to common shareholders for the six months ended June 30, 2008 was $8.4 million or $0.41 per diluted share on revenues of $140.9 million compared to $9.7 million or $0.45 per diluted share on revenues of $132.8 million for the same period in 2007.

Revenues for the three months ended June 30, 2008 increased $3.2 million over the same period of 2007 as a result of an increase of $2.0 million from the Company’s Same Park portfolio combined with an increase of $1.2 million from acquired properties. Net income allocable to common shareholders for the three months ended June 30, 2008 increased $842,000 over the same period of 2007 primarily as a result of an increase in net operating income of $2.3 million offset by a decrease in interest and other income of $907,000.

Revenues for the six months ended June 30, 2008 increased $8.2 million over the same period of 2007 as a result of an increase of $4.2 million from the Company’s Same Park portfolio combined with an increase of $3.9 million from acquired properties. Net income allocable to common shareholders for the six months ended June 30, 2008 decreased $1.3 million over the same period of 2007 primarily as a result of an increase in net operating income of $5.2 million offset by an increase in depreciation expense of $4.0 million and a decrease in interest and other income of $2.4 million.

Supplemental Measures

Funds from operations (“FFO”) allocable to common shareholders and unit holders for the three months ended June 30, 2008 and 2007 were $31.4 million, or $1.12 per diluted share, and $30.0 million, or $1.03 per diluted share, respectively. FFO allocable to common shareholders and unit holders for the six months ended June 30, 2008 was $62.0 million, or $2.22 per diluted share, compared to $59.6 million, or $2.05 per diluted share, for the same period in 2007. The increase in FFO for the three and six months ended June 30, 2008 over the same period of 2007 was primarily due to the increase in net operating income partially offset by the decrease in interest and other income as discussed above.

Property Operations

In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2007 are referred to as “Non-Same Park.” For the three and six months ended June 30, 2008 and 2007, the Same Park portfolio constitutes 18.7 million rentable square feet, which includes all assets the Company owned and operated from January 1, 2007 through June 30, 2008 and represents approximately 95.6% of the total square footage of the Company’s portfolio as of June 30, 2008.

The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three and six months ended June 30, 2008 and 2007 in addition to other income and expense items affecting income before minority interests (unaudited, in thousands, except per square foot amounts):

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2008	2007	Change	2008	2007	Change
Rental income:
Same Park (18.7 million rentable square feet) (1)	$ 66,638	$ 64,675	3.0%	$ 133,034	$ 128,822	3.3%
Non-Same Park (870,000 rentable square feet) (2)	3,808	2,600	46.5%	7,523	3,577	110.3%
Total rental income	70,446	67,275	4.7%	140,557	132,399	6.2%
Cost of operations:
Same Park	20,763	20,251	2.5%	42,006	40,423	3.9%
Non-Same Park	1,176	771	52.5%	2,423	1,038	133.4%
Total cost of operations	21,939	21,022	4.4%	44,429	41,461	7.2%
Net operating income (3):
Same Park	45,875	44,424	3.3%	91,028	88,399	3.0%
Non-Same Park	2,632	1,829	43.9%	5,100	2,539	100.9%
Total net operating income	48,507	46,253	4.9%	96,128	90,938	5.7%
Other income and expenses:
Facility management fees	177	182	(2.7%)	372	365	1.9%
Interest and other income	282	1,189	(76.3%)	610	2,990	(79.6%)
Interest expense	(990)	(1,012)	(2.2%)	(1,983)	(2,119)	(6.4%)
Depreciation and amortization	(25,120)	(24,916)	0.8%	(50,567)	(46,556)	8.6%
General and administrative	(2,085)	(2,112)	(1.3%)	(4,131)	(3,814)	8.3%
Income before minority interests	$ 20,771	$ 19,584	6.1%	$ 40,429	$ 41,804	(3.3%)
Same Park gross margin (4)	68.8%	68.7%	0.1%	68.4%	68.6%	(0.3%)
Same Park weighted average for the period:
Occupancy	93.7%	93.5%	0.2%	94.0%	93.3%	0.8%
Annualized realized rent per square foot (5)	$ 15.22	$ 14.81	2.8%	$ 15.15	$ 14.78	2.5%

(1)	See above for a definition of Same Park.
(2)	Represents operating properties owned by the Company as of June 30, 2008 not included in Same Park.
(3)

Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(4)	Same Park gross margin is computed by dividing NOI by rental income.
(5)	Same Park realized rent per square foot represents the annualized revenues earned per occupied square foot.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended June 30, 2008:

Ratio of FFO to fixed charges (1)	47.4x
Ratio of FFO to fixed charges and preferred distributions (1)	3.0x
Debt and preferred equity to total market capitalization (based on common stock price of $51.60 at June 30, 2008)	37.8%
Available under line of credit at June 30, 2008	$100.0 million

(1)	Fixed charges include interest expense of $990,000.

Credit Facility

Subsequent to June 30, 2008, the Company extended the term of its line of credit (the “Credit Facility”) with Wells Fargo Bank to August 1, 2010. The Credit Facility has a borrowing limit of $100.0 million. Interest on outstanding borrowings is payable monthly at a rate ranging from the London Interbank Offered Rate (“LIBOR”) plus 0.70% to LIBOR plus 1.50% depending on the Company’s credit ratings and coverage ratios, as defined (currently LIBOR plus 0.85%). In addition, the Company is required to pay an annual commitment fee of 0.20% of the borrowing limit. The Company had no balance outstanding as of June 30, 2008 and December 31, 2007.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.44 per common share on August 4, 2008. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable September 30, 2008 to shareholders of record on September 17, 2008.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$ 0.437500
Series I	6.875%	$ 0.429688
Series K	7.950%	$ 0.496875
Series L	7.600%	$ 0.475000
Series M	7.200%	$ 0.450000
Series O	7.375%	$ 0.460938
Series P	6.700%	$ 0.418750

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2008, PSB wholly owned approximately 19.6 million rentable square feet with 3,850 customers located in eight states, concentrated in California (5.8 million sq. ft.), Florida (3.6 million sq. ft.), Virginia (3.0 million sq. ft.), Texas (2.9 million sq. ft.), Maryland (1.8 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the second quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Tuesday, August 5, 2008, at 8:00 a.m. (PDT) to discuss the second quarter results. The toll free number is 1-800-399-4409; the conference ID is 55060124. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through August 12, 2008 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	June 30,	December 31,
	2008	2007
	(Unaudited)

ASSETS

Cash and cash equivalents	$ 38,309	$ 35,041
Real estate facilities, at cost:
Land	494,849	494,849
Buildings and equipment	1,503,218	1,484,049
	1,998,067	1,978,898
Accumulated depreciation	(589,657)	(539,857)
	1,408,410	1,439,041
Land held for development	7,869	7,869
	1,416,279	1,446,910
Rent receivable	1,720	2,240
Deferred rent receivable	21,844	21,927
Other assets	7,149	10,465
Total assets	$ 1,485,301	$ 1,516,583
LIABILITIES AND SHAREHOLDERS’ EQUITY

Accrued and other liabilities	$ 49,829	$ 51,058
Mortgage notes payable	60,037	60,725
Total liabilities	109,866	111,783
Minority interests:
Preferred units	94,750	94,750
Common units	148,620	154,470
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 28,650 shares issued and outstanding at June 30, 2008 and December 31, 2007	716,250	716,250
Common stock, $0.01 par value, 100,000,000 shares authorized, 20,439,118 and 20,777,219 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	204	207
Paid-in capital	357,305	371,267
Cumulative net income	586,007	552,069
Cumulative distributions	(527,701)	(484,213)
Total shareholders’ equity	1,132,065	1,155,580
Total liabilities and shareholders’ equity	$ 1,485,301	$ 1,516,583

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Rental income	$ 70,446	$ 67,275	$ 140,557	$ 132,399
Facility management fees	177	182	372	365
Total operating revenues	70,623	67,457	140,929	132,764
Expenses:
Cost of operations	21,939	21,022	44,429	41,461
Depreciation and amortization	25,120	24,916	50,567	46,556
General and administrative	2,085	2,112	4,131	3,814
Total operating expenses	49,144	48,050	99,127	91,831
Other income and expenses:
Interest and other income	282	1,189	610	2,990
Interest expense	(990)	(1,012)	(1,983)	(2,119)
Total other income and expenses	(708)	177	(1,373)	871
Income before minority interests	20,771	19,584	40,429	41,804
Minority interests:
Minority interest in income — preferred units	(1,752)	(1,752)	(3,504)	(3,351)
Minority interest in income — common units	(1,639)	(1,294)	(2,987)	(3,324)
Total minority interests	(3,391)	(3,046)	(6,491)	(6,675)
Net income	17,380	16,538	33,938	35,129
Net income allocable to preferred shareholders:
Preferred stock distributions	12,757	12,757	25,513	25,425
Net income allocable to common shareholders	$ 4,623	$ 3,781	$ 8,425	$ 9,704

Net income per common share:
Basic	$ 0.23	$ 0.18	$ 0.41	$ 0.46
Diluted	$ 0.22	$ 0.17	$ 0.41	$ 0.45

Weighted average common shares outstanding:
Basic	20,430	21,334	20,432	21,325
Diluted	20,686	21,681	20,665	21,692

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Computation of Diluted Funds From Operations per Common Share (“FFO”) (1):

Net income allocable to common shareholders	$ 4,623	$ 3,781	$ 8,425	$ 9,704
Adjustments:
Depreciation and amortization	25,120	24,916	50,567	46,556
Minority interest in income – common units	1,639	1,294	2,987	3,324
FFO allocable to common shareholders/unit holders	$ 31,382	$ 29,991	$ 61,979	$ 59,584

Weighted average common shares outstanding	20,430	21,334	20,432	21,325
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average common stock equivalents outstanding	256	347	233	367
Weighted average common shares and OP units for purposes of computing fully-diluted FFO per common share	27,991	28,986	27,970	28,997

Diluted FFO per common share equivalent	$ 1.12	$ 1.03	$ 2.22	$ 2.05

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common shareholders/unit holders	$ 31,382	$ 29,991	$ 61,979	$ 59,584

Adjustments:
Recurring capital improvements	(3,016)	(3,069)	(4,950)	(4,891)
Tenant improvements	(5,200)	(3,062)	(9,654)	(7,501)
Lease commissions	(1,966)	(1,378)	(4,234)	(2,412)
Straight-line rent	(11)	(51)	83	(259)
Stock compensation expense	1,018	1,065	2,030	1,704
In-place lease adjustment	(48)	(36)	(96)	(9)
Lease incentives net of tenant improvement reimbursements	(38)	52	(69)	111
FAD	$ 22,121	$ 23,512	$ 45,089	$ 46,327

Distributions to common shareholders/unit holders	$ 12,207	$ 12,602	$ 24,403	$ 20,904

Distribution payout ratio	55.2%	53.6%	54.1%	45.1%

(1)

Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, minority interest in income, gains or losses on asset dispositions and extraordinary items.  FFO should be analyzed in conjunction with net income.  However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.  Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)

Funds available for distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the impact of Emerging Issues Task Force (“EITF”) Topic D-42. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.

FOURTH MODIFICATION AGREEMENT

Unsecured Loan

THIS FOURTH MODIFICATION AGREEMENT ("Agreement") is dated as of July 30, 2008, by and between the Lenders (as defined in the Loan Agreement) and other financial institutions that either now or in the future are parties hereto (collectively, the "Lenders" and each individually, a "Lender"), Wells Fargo Bank, National Association, as agent and representative for the Lenders ("Agent"), and PS BUSINESS PARKS, L.P., a California limited partnership ("Borrower"). The Lenders and the Agent are collectively referred to herein as the "Lender Parties".

R E C I T A L S

A.

Pursuant to the terms of an amended and restated revolving credit agreement between Borrower and the Lender Parties dated October 29, 2002 ("Loan Agreement"), each Lender agreed to make revolving loans to Borrower in the principal amount not to exceed One Hundred Million and 00/100ths Dollars ($100,000,000.00) (collectively the "Loan"). The Loan is evidenced by an amended and restated note dated as of the date of the Loan Agreement, executed by Borrower in favor of Wells Fargo Bank, National Association, in the principal amount of the $100,000,000.00 ("Note").

B.

The Note and Loan Agreement have been previously amended and modified by modification agreement(s) dated: December 29, 2003 ("First Modification"); January 23, 2004 ("Second Modification"); and August 2, 2005 ("Third Modification").

C.

The Note, Loan Agreement, this Agreement, the other documents described in the Loan Agreement as "Loan Documents" together with all modifications and amendments thereto and any document required hereunder, are collectively referred to herein as the "Loan Documents".

D.	By this Agreement, Borrower and Lender intend to modify and amend certain terms and provisions of the Loan Documents.

NOW, THEREFORE, Borrower and Lender agree as follows:

1.	CONDITIONS PRECEDENT. The following are conditions precedent to Lender Parties obligations under this Agreement:

1.1

Receipt and approval by the Lender Parties of the executed originals of this Agreement, and any and all other documents and agreements which are required pursuant to this Agreement or which Lender Parties have requested pursuant to the Loan Documents, in form and content acceptable to Lender Parties;

1.2

Reimbursement to Lender Parties by Borrower of Lender Parties' reasonable costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, reasonable attorneys' fees (excluding, however, any fees or costs of in-house counsel), and documentation costs and charges, whether such services are furnished by Lender Parties' employees or agents or by independent contractors;

1.3	The representations and warranties contained herein are true and correct;

1.4	All payments due and owing to Lender Parties under the Loan Documents have been paid current as of the effective date of this Agreement; and

1.5	The payment to Lender of an extension fee in the amount of $300,000.00.

2.

REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that no breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents, as modified by this Agreement, and all representations and warranties herein and in the other Loan Documents are true and correct in all material respects, which representations and warranties shall survive execution of this Agreement.

3.

MODIFICATION OF LOAN DOCUMENTS. The Loan Documents are hereby supplemented and modified to incorporate the following, which shall supersede and prevail over any conflicting provisions of the Loan Documents:

3.1	Extension of Maturity Date. Effective as of August 1, 2008, the Maturity Date recited in the Loan Agreement is hereby extended to August 1, 2010.

3.2	Amended Defined Terms. Effective August 1, 2008, the following defined term, as stated in Section 1.1 of the Loan Agreement, is hereby deleted in its entirety and replaced as follows:

"Applicable Margin" means, with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which Borrower's Credit Rating then falls, in accordance with the table set forth below. Any change in Borrower's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin (including existing Loans). Promptly after learning of a change in the Borrower's Credit Rating, Agent shall give notice of such change to the Lenders and include in such notice the new Applicable Margin and the effective date of such change. In the event that more than one

(1) different Credit Rating has been assigned, then (i) for so long as the initial Lender is the soleLender hereunder (i.e., for so long as the Loans are not syndicated), the higher of the Credit Ratings will prevail, or (ii) otherwise, the lower of the Credit Ratings will prevail.

	Range of Borrower’s Credit Rating	Applicable Margin for Base rate Loans (% per annum)	Applicable Margin for LIBOR loans (% per annum)
Level I	A-/A3 or better 0.0 0.70	0.0	0.70
Level II	BBB+/Baa1 0.0 0.75	0.0	0.75
Level III	BBB/Baa2 0.0 0.85	0.0	0.85
Level IV	BBB-/Baa3 0.0 1.10	0.0	1.10
Level V	BBB-/Baa3 0.0 1.50 (Unrated or Below Investment Grade)	0.0	1.50

3.3	Amended Financial Covenants. Effective August 1, 2008, Section 6.4.3 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

6.4.3 Minimum Tangible Net Worth. Tangible Net Worth of Borrower and Guarantor shall not be less than, at any time: (i) $1,400,000 plus (ii) eight-five percent (85%) of Equity Offering Net Proceeds.

3.4	Interest Coverage. Effective August 1, 2008, Section 6.4.5 of the Loan Agreement is hereby deleted in its entirety.

3.5	Events of Default. Effective August 1, 2008, Section 7.1.2 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

7.1.2 Default in Other Debt. Any Borrower Party shall have defaulted (beyond any applicable grace period) under any Debt of such party (other than the Obligations) if the aggregate amount of such other Debt is Ten Million Dollars ($10,000,000) or more and such default shall not have been cured or waived; or

3.6	Waiver of Right to Trial By Jury. Section 9.14 of the Loan Agreement and Section 30 of the Amended and Restated General Continuing Repayment Guaranty are hereby deleted in their entirety.
4.

FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has previously delivered to the Lender Parties all of the relevant formation and organizational documents of Borrower, of the partners, members or joint venturers of Borrower (if any), and of all guarantors of Borrower's obligations under the Loan, and all such formation documents remain in full force and effect and have not been amended or modified since they were delivered to Lender Parties. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to Lender Parties.

5.

NON-IMPAIRMENT. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in any Loan Document or affect or impair any rights, powers, or remedies of the Lender Parties, it being the intent of the parties hereto that the provisions of the Loan Documents shall continue in full force and effect except as expressly modified hereby.

6.

MISCELLANEOUS; GOVERNING LAW; JURISDICTION. This Agreement and the other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of California, except if preempted by federal law. In any action brought or arising out of this Agreement or the other Loan Documents, Agent, each Lender and Borrower, and the general partners, members and joint venturers of Borrower (if any), hereby consent to the exclusive jurisdiction of any federal or state court having proper venue within the State of California and also consent to the service of process by any means authorized by California or federal law. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. All capitalized terms used herein, which are not defined herein, shall have the meanings given to them in the other Loan Documents. Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

7.

INTEGRATION; INTERPRETATION. The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender Parties in writing.

8.

EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed as of the date first above written.

"LENDER"

Wells Fargo Bank, National Association, individually, and as Administrative Agent

By:____________________________

Kim Surch, Senior Vice President

Lender's Address:

Real Estate Group (AU #02955)

2030 Main Street

Suite 800

Irvine, CA 92614

Attn: Dale Stevens

"BORROWER"

PS BUSINESS PARKS, L.P., a California limited partnership

By: PS BUSINESS PARKS, INC., a California corporation, General Partner

By: /s/ Edward A. Stokx

Edward A. Stokx, Executive Vice President and Chief Financial Officer

Borrower's Address:

701 Western Avenue

Glendale, CA 91201

Attn: Ed Stokx

GUARANTOR'S CONSENT

The undersigned ("Guarantor") consents to the foregoing Fourth Modification Agreement and the transactions contemplated thereby and reaffirms its obligations under the Amended and Restated General Continuing Repayment Guaranty ("Guaranty") dated October 29, 2002. Guarantor further reaffirms that its obligations under the Guaranty are separate and distinct from Borrower's obligations.

Agreed and Acknowledged:

Dated as of: July 30, 2008

"GUARANTOR"

PS BUSINESS PARKS, INC., a California corporation

By: /s/ Edward A. Stokx

Edward A. Stokx, Executive Vice President and Chief Financial Officer